                           1989 STOCK OPTION PLAN

                                     OF

                               MEDICORE, INC.

                                ----------

     1. Purpose. MEDICORE, INC. (the "Company"), hereby establishes the 1989 Stock Option Plan (the "Plan"). The purpose of the Plan is to advance the interests of the Company and its stockholders by providing a means by which the Company and its subsidiaries shall be able to attract, retain and reward competent officers, directors, consultants, key employees (including officers and directors who are employees), attorneys, advisors and others, and provide such persons with an opportunity to participate in the increased value of the Company which their effort, initiative, and skill have helped and will help to produce. The Plan and granting of options shall encourage those persons to have a proprietary interest in the Company and to provide their continued efforts.

     2.   Definitions.
          -----------

     2.1 The following terms, whenever used in this Plan, shall have the meanings set forth below.

          (a) "Affiliate" means any corporation, a majority of the voting stock of which is directly or indirectly owned by the Company.

          (b) "Affiliation" or "Affiliated" means any person who has a relationship with or is otherwise then affiliated with the Company as a Participant; the absence or cessation of the designation as Participant shall mean that such person no longer has an Affiliation or is Affiliated with the Company or an Affiliate.

          (c) "Award" means a grant made under this Plan in the form of Non-Qualified Stock Options.

          (d)  "Board" means the Board of Directors of the Company.

          (e)  "Committee" means a committee appointed by the Board.

          (f)  "Company" means Medicore, Inc.

          (g) "Exercise Price" shall mean the price per Share of Stock at which an Option may be exercised.

          (h) "Fair Market Value" of a Share as of a specified date shall mean the closing price of a Share on the principal securities exchange on which such Shares are traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such Shares are traded if no Shares were traded on such immediately preceding day; or if the Shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the Shares in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the Shares are not publicly traded, Fair Market Value shall be determined by the Committee or the Board. In no case shall Fair Market Value be less than the par value of the Stock.

          (i) "Option" means a right (Non-Qualified Stock Option) to purchase Stock.

          (j) "Participant" means a person designated by the Board or the Committee to receive an Award under the Plan who has a relationship with or is otherwise then Affiliated with the Company or an Affiliate as either an officer, director (including directors who are not employees of the Company) consultant, key employees, attorney or advisor or sim-ilarly situated persons, at the time of such designation.

          (k) "Plan" means this 1989 Medicore, Inc. Stock Option Plan, as amended from time to time.

          (l)  "Share" means a share of Stock adjusted in accordance with
               Section 14 of the Plan (if applicable).

          (m) "Stock" means the common stock, $.01 par value per share, of the Company.

          (n) "Successor" means the legal representative of the estate of a deceased Participant or the person or persons who may acquire the right to exercise an Option or to receive Shares issuable in satisfaction of an Award, by bequest or inheritance.

          (o) "Term" means the period during which an Option may be exercised.

     2.2  Gender and Number.  Except when otherwise indicated by context,
          -----------------
reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

     3.  Administration.  The Board may appoint a Committee consisting
         --------------
of not less than three (3) members comprised of at least two disinterested administrators to administer the Plan. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. Subject to the provisions of the Plan, the Committee shall determine the individuals to whom and the time or times at which Options shall be granted, the number of Shares to be subject to each Option, and the Term of any such Option, and shall determine other terms and provisions of the respective Options, which may or may not be identical. The Committee shall also interpret the Plan, prescribe, amend and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made, after the consultation of the entire Committee, without notice or meeting of the Committee, by a writing signed by a majority of the Committee members.

     The Committee may authorize the modification, extension or renewal of any Option outstanding under the Plan, or accept the exchange of out-standing Options (to the extent not theretofore exercised) for the granting of new Options in substitution therefor, when, and subject to such conditions, as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan, provided notwithstanding the foregoing, no such modifications of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under an Option theretofore granted under the Plan.

     4.   Shares Available Under the Plan.  The number of Shares available
          -------------------------------
for distribution under this Plan shall not exceed 1,000,000 Shares (subject to adjustment in accordance with Section 14 hereof). These Shares may consist, in whole or in part, of authorized but unissued Stock or treasury Stock not reserved for any other purpose. Any Shares subject to the terms and conditions of an Award under this Plan which are not used because the terms and conditions of the Award are not met and any Shares which are used for full or partial payment of the Exercise Price of an Option may again be used for an Award under the Plan.

     5.   Participation.  Participation in the Plan shall be limited to
          -------------
Participants of the Company or an Affiliate selected by the Committee. Participation is entirely at the discretion of the Committee, and is not automatically continued after an initial period of Participation or Affil-iation.

     6.   Stock Options.
          -------------

     6.1  Agreements.  An Award of an Option shall be evidenced by a Stock
          ----------
          Option Certificate in such form and not inconsistent with the Plan as the Board shall approve from time to time, which shall include the following terms and conditions:

          (a)  Type of Option; Number of Shares.  A statement identifying
               --------------------------------
               the Option represented thereby as Non-Qualified Stock Option and the number of Shares to which the Option applies and shall provide for adjustment in accordance with the pro-visions of Section 14 hereof.

          (b)  Option Price.  A statement of the Exercise Price for the
               ------------
               Stock subject to the Option which shall not be less than the Fair Market Value, and in any event not less than the par value, of the Stock on the date the Option is granted.

          (c)  Exercise Term.  A statement of the Term of each Option
               -------------
               granted as established by the Committee provided that no Option shall be exercisable after the earlier of (i) two years from death, disability or retirement, or (ii) ten years from the date of grant.

          (d)  Payment for Shares.  A statement that the Exercise Price
               ------------------
               shall be payable in cash in full at the time of exercise. The Exercise Price may be payable in (i) cash, (ii) in Stock having a Fair Market Value on the date the Option is exercised equal to the Option price of the Stock being purchased pursuant to the Option, (iii) a combination thereof, as the Committee shall determine, or (iv) a ten (10%) percent down payment and the issuance of no greater than a five-year recourse promissory note, fully collater-alized equal to the principal of the note, with interest at the prime rate as then charged by the Company's primary bank, as the Committee shall determine.

          (e)  Nontransferability.  Each Stock Option Certificate shall
               ------------------
               state that the Option is not transferable other than by will or the laws of descent and distribution or a Change in Control of the Company as provided in Section 8 hereof, and during the lifetime of the Participant is exercisable only by him or by his guardian or legal representative.

          (f)  Rights as a Shareholder.  An Optionee shall have not rights
               -----------------------
               as a shareholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 14.

     6.2  Termination of Affiliation Due to Death, Disability, or Retire-
          ---------------------------------------------------------------
          ment.  If a Participant ceases Affiliation with the Company or an
          ----
          Affiliate by reason of his death, permanent disability or retire-ment at or after age 65 all Options outstanding shall remain exercisable for a period not to exceed two years from such death, disability or retirement, but not beyond the expiration date of said Options. For this purpose, Affiliation will be treated as continuing intact while the Participant is on sick leave or other bona fide leave of absence, to be determined in the sole discretion of the Committee.

     6.3  Termination of Affiliation for Reasons Other Than Death, Disabil-
          -----------------------------------------------------------------
          ity or Retirement.  Except as otherwise determined by the Com-
          -----------------
          mittee, in the event a Participant ceases Affiliation with the Company or an Affiliate for any reason other than his death, permanent disability, retirement at or after age 65, or pursuant to a Change in Control as per Section 8, all rights of the Par-ticipant under this Plan shall immediately terminate without notice of any kind.

     7.   Termination of Affiliation.  Transfers of employment or director-
          --------------------------
ships, or as consultant, advisor or attorney between the Company and an Affiliate, or between Affiliates, will not constitute termination of Affiliation for purposes of any Award.

     8.   Change in Control.  Upon the occurrence of any Change in Control
          -----------------
through an Acquiring Person, Reorganization or Board Change as set forth herein, the Company or surviving entity shall immediately redeem all outstanding Options for cash in an amount equal to the excess of the greater of (i) the price per Share paid in such acquisition by Acquiring Person or in such Reorganization, or (ii) the highest Fair Market Value of the Stock during ten (10) days following a public announcement that an Acquiring Person has acquired the requisite beneficial ownership of the outstanding Stock or ten (10) days following the commencement of or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the requisite beneficial owner-ship by an Acquiring Person, or (iii) the Fair Market Value upon a Change in the Board, over the Option Exercise Price.

     8.1  Acquiring Person.  Any person or group of affiliated or associ-
          ----------------
          ated persons who have acquired beneficial ownership of twenty-five (25%) percent or more of the outstanding Shares, or who commence, or announce an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of twenty-five (25%) percent or more of such outstanding Shares.

     8.2  Reorganization.  A reorganization shall mean that substantially
          --------------
          all of the assets of the Company or its affiliate Techdyne, Inc. are acquired by another person or entity other than the existing Board (see Section 8.3) or a reorganization involving the acqui-sition of the Company by another or its merger or consolidation with another. The Reorganization shall be deemed to have occurred upon consummation or the reorganization transaction.

     8.3  Board Change.  Board Change shall be the date that a majority
          ------------
          of the Board shall be persons other than persons (a) for whose election proxies shall have been solicited by the Board, or
          (b) who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly created directorships.

     Within ten (10) days of written notification to the Participant of such redemption of the Options, the Participant shall have the right to elect to keep the Options by written notification to the Company or its successor within five (5) days of the redemption notification by virtue of any Change in Control.

     9.   Effective Date of the Plan.
          --------------------------

     9.1  Effective Date.  The Plan shall become effective as of May 19,
          --------------
          1989. If necessary at a future date, the Company may seek approval and ratification of the Plan by the affirmative vote of the holders of a majority of the outstanding Shares present or represented and entitled to vote in person or by proxy at a meeting of the stockholders of the Company.

     9.2  Duration of the Plan.  The Plan shall remain in effect until
          --------------------
          all Stock subject to it shall be distributed, until the Term of all Options granted under this Plan shall expire, but no Award shall be made after May 18, 2009.

     10.  Right to Terminate Affiliation.  Nothing in the Plan shall confer
          ------------------------------
upon any Participant the right to continue Affiliation with the Company or any Affiliate or affect any right which the Company may have to terminate such Affiliation of the Participant.

     11.  Withholding Taxes.  The Company and its Affiliates shall have the
          -----------------
right to deduct from all payments under this Plan, whether in cash or in Stock, an amount necessary to satisfy any federal, state or local with-holding tax requirements.

     12.  Deferral of Payments.  The Company may, from time to time,
          --------------------
establish rules and conditions under which a Participant may defer the payment of Awards. Such terms and conditions shall be included in a deferral agreement signed by a Participant electing such deferral.

     13.  Amendment, Modification and Termination of the Plan.  The Board
          ---------------------------------------------------
may at any time terminate, suspend, amend or modify the Plan, except that the Board will not, without authorization of the stockholders of the Company if such Shareholder approval had then been obtained, effect any change (other than through adjustment for changes in capitalization as provided in Section 14) which will:

          (a) Increase the total amount of Stock which may be awarded under the plan.

          (b) Change the class of Participants eligible to participate in the Plan.

          (c)  Withdraw the administration of the Plan from the Committee.

          (d)  Extend the duration of the Plan.

No termination, suspension, amendment or modification of the Plan will adversely affect any right acquired by any Participant or any Successor under an Award granted before the date of termination, suspension, amend-ment or modification, unless otherwise agreed to by the Participant; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Section 14 does not adversely affect any right.

     14.  Adjustment for Changes in Capitalization.  Any change in the
          ----------------------------------------
number of outstanding Shares occurring through Stock splits, reverse Stock splits, or Stock dividends after the grant of an Award will be reflected proportionately in the aggregate number of Shares then available for Awards and in the number of Shares subject to Awards then outstanding;
and a proportionate change will be made in the per share Option price as to any outstanding Options. Any fractional Shares resulting from adjust-ments will be rounded to the nearest whole Share.

     If the Company shall be the surviving corporation in any merger of consolidation, each outstanding Option shall pertain and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled.

     In the event of a change in the Shares as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Shares within the meaning of the Plan.

     To the extent that the foregoing adjustments relate to Stock or other securities of the Company such adjustments shall be made by the Committee, whose determination in the respect shall be final, binding and conclusive.

     The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifica-tions, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

     15.  Securities Law Requirements.
          ---------------------------

     15.1 No Shares shall be issued upon the exercise of any Option unless and until the Company has determined that (i) it and the Par-ticipant have taken all actions required to register the Shares under the Securities Act of 1933 or perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) any other applicable provision of state or federal law has been satisfied. Nothing herein is deemed nor shall be construed to confer any registration rights upon the Participant for an Option or the Shares, and no such registration right with respect to any Option or Share is provided to any Participant by the Company.

     15.2 Pursuant to the Company Guide of the American Stock Exchange until the Company obtains shareholder approval for the Plan and the issuance of the Options and Shares, no Participant may exercise Options under the Plan or any other options granted by the Company to the extent that such exercise would, when aggregated with all exercises of other outstanding options by Participants exceeds five (5%) percent of the outstanding Stock in any one year or exceed more than ten (10%) percent of the outstanding Stock in any five-year period; and further, a Participant may only exercise Options pro rata with other Optionees and Participants for the aggregate five (5%) percent limitation of outstanding Stock.

     16.  Miscellaneous.
          -------------

     16.1 The proceeds received by the Company from the sale of the Shares pursuant to the exercise of the Option will be used for general corporate purposes.

     16.2 The granting of an Option shall impose no obligation upon the Participant to exercise the Option.